EXHIBIT 99.(i)
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VEDDER PRICE                             VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                         222 NORTH LASALLE STREET
                                         CHICAGO, ILLINIOS 60601
                                         312-609-7500
                                         FACSIMILE: 312-609-5005


                                         OFFICES IN CHICAGO, NEW YORK CITY AND
                                         LIVINGSTON, NEW JERSEY


                                         September 30, 2004



Wilshire Variable Insurance Trust
1299 Ocean Avenue
Santa Monica, CA 90401

Ladies and Gentlemen:

         We have acted as counsel to Wilshire Variable Insurance Trust (formerly, the Horace Mann Mutual Funds), a Delaware statutory trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 15 to the Trust's Registration Statement on Form N-1A (the "Post-Effective Amendment"), registering an indefinite number of units of beneficial interest, no par value ("Shares"), in each of the Equity Fund, Balanced Fund, Income Fund, Short-Term Investment Fund, Small Cap Growth Fund, International Equity Fund and Socially Responsible Fund, series of the Trust of which the sole class of Shares of each such series has been designated as Horace Mann Shares, under the Securities Act of 1933, as amended (the "1933 Act").

         You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. In connection with rendering that opinion, we have examined the Post-Effective Amendment, the Declaration of Trust, as amended, the Certificate of Trust of the Trust, as amended, the Trust's Bylaws, as amended, the actions of the Trustees of the Trust that authorize the approval of the foregoing documents, securities matters and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials and officers and Trustees of the Trust.

         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the Delaware Statutory Trust Act. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Post-Effective Amendment have been duly
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VEDDER PRICE

Wilshire Variable Insurance Trust
September 30, 2004
Page 2

authorized for issuance by the Trust; and (b) when issued and paid for upon the terms provided in the Post-Effective Amendment, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely for your use in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of the Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                    Very truly yours,

                                    /s/ Vedder, Price, Kaufman & Kammholz, P.C.
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                                    VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.

COK/RJM